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                                                                  Exhibit 4.11

                               REGAL CINEMAS, INC.
                               COBB FINANCE CORP.
                                 R.C. COBB, INC.
                             COBB THEATRES II, INC.


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                      10 5/8% SENIOR SECURED NOTES DUE 2003


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                          FOURTH SUPPLEMENTAL INDENTURE


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                           DATED AS OF AUGUST 28, 1997

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                SUPPLEMENTING INDENTURE DATED AS OF MARCH 6, 1996


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                        IBJ SCHRODER BANK & TRUST COMPANY

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                                     TRUSTEE



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         FOURTH SUPPLEMENTAL INDENTURE, dated as of August 28, 1997 (the "Fourth
Supplemental Indenture"), among REGAL CINEMAS, INC., a Tennessee corporation
(the "Company"), COBB FINANCE CORP., an Alabama corporation ("Finance Corp.," and together with the Company, the "Issuers"), R.C. COBB, INC. an Alabama corporation ("R.C. Cobb"), COBB THEATRES II, INC. ("Cobb Theatres II," and together with R.C. Cobb, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS, the Issuers and the Guarantors have executed and delivered to the Trustee that certain Indenture dated as of March 6, 1996 among the Issuers, the Guarantors and the Trustee (the "Original Indenture"), as amended by that certain First Supplemental Indenture dated August 30, 1996 (the "First Supplemental Indenture"), by that certain Second Supplemental Indenture dated July 30, 1997 (the "Second Supplemental Indenture") and by that certain Third Supplemental Indenture dated July 31, 1997 (the "Third Supplemental Indenture") (the Original Indenture as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture being herein referred to as the "Indenture"); and

         WHEREAS, there have been issued and are now outstanding under the Indenture $85,000,000 principal amount of 10 5/8% New Senior Secured Notes due 2003 (the "Notes"); and

         WHEREAS, pursuant to an Agreement and Plan of Merger dated June 11, 1997 among the Company, Regal Acquisition Corporation, RAC Corporation, RAC Finance Corp., Cobb Theatres, L.L.C., R. C. Cobb, Cobb Theatres II, Finance Corp. and Tricob Partnership, the Company acquired all of the issued and outstanding shares of stock of Finance Corp., R. C. Cobb and Cobb Theatres II (collectively, the "Subsidiaries"); and

         WHEREAS, in connection with the mergers, the Company assumed all the obligations of Cobb Theatres, L.L.C. under the Indenture; and

         WHEREAS, Section 4.15 of the Indenture provides that upon a Change of Control, the Company shall, within ten (10) days following a Change of Control, make an offer for the purchase of the Notes at a price payable in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon until the date of purchase; and

         WHEREAS, the Company has offered to purchase the Notes for cash, upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated as of August 14, 1997 (the "Statement") from all of the Holders thereof, at a purchase price determined as set forth in the Statement with reference to a fixed spread of 50 basis points over the yield to maturity of the United States Treasury 7 1/8% Notes due February 24, 2000 (of which an amount equal to 1% of the principal amount of each Note purchased shall constitute a consent payment that will




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only be paid for Notes tendered on or prior to the Consent Date (as defined in the Statement)) plus accrued and unpaid interest up to, but not including the date of payment (the "Tender Offer"); and

         WHEREAS, in connection with the Tender Offer, the Company also solicited consents for certain proposed amendments to the Indenture to eliminate or amend certain of the covenants and other provisions contained in the Indenture; and

         WHEREAS, Holders who validly tender their Notes are deemed to acknowledge and agree that the Tender Offer constitutes a waiver of the Holders' right to receive, and satisfies the obligation of the Company to provide, a Change of Control Offer, pursuant to Section 4.15 of the Indenture; and

         WHEREAS, Section 9.03 of the Indenture provides, in relevant part, that the Issuers, the Guarantors and the Trustee may enter into indentures supplemental to the Indenture with the consent of at least 66 2/3% in principal amount of Notes outstanding to, among other things, delete and/or amend certain provisions of the Indenture, such consent having been obtained in connection with the above-described consent solicitation; and

         WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid and binding supplemental indenture and agreement according to its terms have been done.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Finance Corp., the Guarantors and the Trustee covenant and agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 101.       Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Original Indenture has the same meaning when used in this Fourth Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

         (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa; and

         (d) headings are for convenience of reference only and do not affect interpretation.



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                                   ARTICLE TWO

                                    AMENDMENT

SECTION 201.      Deletion of Certain Provisions.

         Pursuant to the terms of the Statement, and the consent of 66 2/3% of the Holders having been obtained by the Company, the Indenture is hereby amended to delete the following sections in their entirety and any and all references to such sections shall be deleted throughout the Indenture:

         (a) Section 3.09 -- Offer to Purchase by Application of Excess
Proceeds.

         (b) Section 4.03 -- Reports.

         (c) Section 4.07 -- Restricted Payments.

         (d) Section 4.08 -- Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (e) Section 4.09 -- Incurrence of Indebtedness and Issuance of Disqualified Interests.

         (f) Section 4.10 -- Asset Sales.

         (g) Section 4.12 -- Transactions with Affiliates.

         (h) Section 4.13 -- Liens.

         (i) Section 4.14 -- Continued Existence.

         (j) Section 4.15 -- Offer to Repurchase Upon Change of Control.

         (k) Section 4.16 -- Additional Subsidiary Guarantees.

         (l) Section 4.17 -- Limitation on Issuances and Sales of Equity Interests of Wholly Owned Subsidiaries.

         (m) Section 4.18 -- Business Activities.

         (n) Section 4.19 -- Advances to Subsidiaries.

         (o) Section 4.20 -- Restriction on Nature of Indebtedness and Activities of Finance Corp.



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         (p) Section 4.21 -- Restriction on Indirect Subsidiaries.

         (q) Section 5.01 -- Merger, Consolidation, or Sale of Assets.

SECTION 202.      Amendment of Article 10.

         Article 10 of the Indenture is hereby deleted in its entirety and any and all references to Article 10 (or any Section therein) is hereby deleted throughout the Indenture. The Trustee and the Collateral Agent are hereby authorized to release the Collateral Documents and all Collateral held pursuant thereto. In connection therewith, the Trustee shall instruct the Collateral Agent to release the Liens.

SECTION 203.      Amendment of Article 11.

         Article 11 of the Indenture in hereby deleted in its entirety and any and all references to Article 11 (or any Section therein) is hereby deleted throughout the Indenture, and the Trustee is hereby authorized to release the Subsidiary Guarantee executed by each of the Guarantors.


SECTION 204.      Deletion of Certain Definitions.

         In connection with the amendment or deletion of the Sections referenced in Sections 201, 202 and 203 hereof, Article 1 of the Indenture is hereby amended to delete the following definitions in their entirety and delete reference to them throughout the Indenture:

         (a)      "Acquired Indebtedness";

         (b)      "Affiliate Transaction";

         (c)      "Approved Theatre Swap";

         (d)      "Asset Sale";

         (e)      "Asset Sale Offer";

         (f)      "Capital Lease Obligation";

         (g)      "Cash Equivalents";

         (h)      "Change of Control";

         (i)      "Change of Control Offer";




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         (j)      "Change of Control Payment";

         (k)      "Change of Control Payment Date";

         (l)      "Collateral";

         (m)      "Collateral Agent";

         (n)      "Collateral Documents";

         (o)      "Consolidated Net Income";

         (p)      "Consolidated Cash Flow";

         (q)      "Consolidated Net Worth";

         (r)      "Disqualified Interests";

         (s)      "Existing Indebtedness";

         (t)      "Existing Tricob Contracts";

         (u)      "Fixed Charges";

         (v)      "Fixed Charge Coverage Ratio";

         (w)      "Guarantors";

         (x)      "Guarantee";

         (y)      "Headquarters Lease";

         (z)      "Hedging Obligations";

         (aa)     "Indebtedness";

         (bb)     "Lien";

         (cc)     "Obligations";

         (dd)     "Operating Agreement";

         (ee)     "Net Income";



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         (ff)     "Net Proceeds";

         (gg)     "Permitted Investments";

         (hh)     "Permitted Liens";

         (ii)     "Permitted Refinancing Indebtedness";

         (jj)     "Restricted Investment";

         (kk)     "Restricted Payments";

         (ll)     "Sipsey River Contract";

         (mm)     "Subsidiary Guaranties"; and

         (nn)     "Subsidiary Intercompany Notes".

SECTION 206.           Amendment of Section 6.01.

         In connection with the amendment or deletion of certain covenants in the Indenture pursuant to Sections 201, 202 and 203 hereof, Section 6.01 of the Indenture, which sets forth certain events constituting a default under the Indenture, is hereby amended as follows:

         (a) Subsection (a) is hereby amended to delete "or the Guarantors" in the first line.

         (b) Subsection (b) is hereby amended to delete "or the Guarantors" in the first line.

         (c)      Subsection (c) is hereby deleted in its entirety.

         (d) Subsection (d) is hereby deleted in its entirety and replaced with the following:

                  "(d) the Issuers fail to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes and the Default continues for the period and after the notice specified below;"

         (e)      Subsection (g) is hereby deleted in its entirety;

         (f) Subsection (h) is hereby amended to delete "any Guarantor" in the first line.

         (g)      Subsection (j) is hereby deleted in its entirety.




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SECTION 207.       Change of Control Offer.

         Holders who validly tender their Notes pursuant to the terms of the Tender Offer are deemed to acknowledge and agree that the Tender Offer constitutes a waiver of the Holders' right to receive, and satisfies the obligation of the Company to provide, a Change of Control Offer, pursuant to
Section 4.15 of the Indenture.

SECTION 208.       Name of Notes.

         The Notes shall hereafter be referred to as "10 5/8% Notes due 2003."

SECTION 209.       Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION 210.       Effectiveness.

         Provided that this Fourth Supplemental Indenture has been executed by all parties hereto and a fully-executed copy has been delivered to the Trustee, the provisions of this Fourth Supplemental Indenture will take effect upon the acceptance by the Company of all Notes validly tendered (and not withdrawn) pursuant to the Tender Offer.

SECTION 211.       Reaffirmation of Indenture.

         Except as supplemented by this Fourth Supplemental Indenture, the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument so that all of the rights, remedies, terms and conditions, covenants and agreements of the Original Indenture, as amended, shall apply and remain in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         REGAL CINEMAS, INC.

                                         By:____________________________________
                                            Name:
                                            Title:
Attest:

By:_____________________________
   Name:
   Title:



                                         COBB FINANCE CORP.

                                         By:____________________________________
                                            Name:
                                            Title:
Attest:

By:_____________________________
   Name:
   Title:



                                         R.C. COBB, INC.

                                         By:____________________________________
                                            Name:
                                            Title:
Attest:

By:_____________________________
   Name:
   Title:




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                                        COBB THEATRES II, INC.

                                        By:____________________________________
                                           Name:
                                           Title:
Attest:

By:_____________________________
   Name:
   Title:


                                        IBJ SCHRODER BANK & TRUST
                                        COMPANY, INC., as Trustee

                                        By:____________________________________
                                           Name:
                                           Title:
Attest:

By:_____________________________
   Name:
   Title:




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